UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 7, 2015 (October 7, 2015)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,

including zip code)

voice: (713) 353-9400

fax: (713) 353-9421

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2015, Hyperdynamics Corporation (“we,” “our,” or the “Company”) entered into an employment agreement (individually, the “Employment Agreement”, and together, the “Employment Agreements”) with each of Paolo Amoruso, our Vice President of Commercial and Legal and Corporate Secretary, and David Wesson, our Vice President and Chief Financial Officer (individually, an “Officer” and together, the “Officers”), effective October 1, 2015.  We elected to enter into the Employment Agreements to retain the services of these two key Officers.

The terms of the Employment Agreements are similar, except that Paolo Amoruso will earn a base salary of $281,000, which will increase to $295,000 on January 1, 2016, and David Wesson will earn a base salary of $261,500, which will increase to $275,000 on January 1, 2016. The initial term ends June 30, 2016, but the term will automatically be extended for successive annual periods unless notice is given by either us or the Officer by May 31 of each year.

Each Officer will participate in the Company’s incentive compensation plan (“ICP”), and each Officer will have an annual cash target award (the “ICP Bonus Award”) opportunity under the ICP of 75% of the Officer’s base salary with a threshold of 50% and a 100% maximum.  The performance metrics for the ICP Bonus Award for the Officer will mirror the metrics of our Chief Executive Officer as approved by our Compensation, Nominating, and Corporate Governance Committee in May 2015.  For subsequent annual periods, each Officer will develop in collaboration with our Chief Executive Officer and submit to our Compensation, Nominating, and Corporate Governance Committee of the Board, for review and approval, proposed performance metrics by no later than May 1 of the then-current annual period.  In addition to the ICP Bonus Award, each Officer will receive an annual award of options to purchase shares of our common stock under our equity incentive plan then in effect in an amount equal to 25% of the number of dollars of the cash award.

The Officer may be terminated for cause or without cause.  In the event of termination of any type, the Officer will receive (i) any unpaid portion of his base salary earned pro rata through the termination date and any ICP Bonus Award earned during a previous annual period that has not been paid to the Officer; (ii) any earned but unused vacation; and (iii) unreimbursed business expenses. Additionally, if the Officer is terminated without cause, with Good Reason (as defined) or upon expiration of the employment term due to notice of non-renewal by us, the Officer is entitled to (i) a lump sum equal to the amount of the Officer’s annual base salary; (ii) a lump sum equal to the Officer’s annual ICP Bonus Award at the target level for the performance period in effect on the termination date; (iii) full and immediate vesting of all stock options and restricted stock awards held on the termination date; and (iv) a 12-month period in which to exercise all stock options, subject to any earlier expiration of the stated option term.

Copies of the Employment Agreements are filed as Exhibits 10.19 and 10.20.  The summary of the Employment Agreements in this Item 5.02(e) is qualified entirely by the terms and conditions set forth in the respective agreements, which are incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10.19	Employment Agreement, effective October 1, 2015, between Hyperdynamics Corporation and Paolo Amoruso

Exhibit 10.20	Employment Agreement, effective October 1, 2015, between Hyperdynamics Corporation and David Wesson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	October 7, 2015	By:	/s/ RAY LEONARD
		Name:	Ray Leonard
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.19	Employment Agreement, effective October 1, 2015, between Hyperdynamics Corporation and Paolo Amoruso

Exhibit 10.20	Employment Agreement, effective October 1, 2015, between Hyperdynamics Corporation and David Wesson